Exhibit 99.2

          RESTATEMENT OF FINANCIAL INFORMATION RELATING TO EITF 01-09,
       "ACCOUNTING FOR CONSIDERATION GIVEN BY A VENDOR TO A CUSTOMER OR A
                      RESELLER OF THE VENDOR'S PRODUCTS."

                                                       QUARTER ENDED                                      YEAR ENDED
                                    ------------------------------------------------------  ----------------------------------------
(unaudited)                          MARCH 31,      JUNE 30,   SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                        2000          2000          2000          2000          2000          1999          1998
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net                                 $ 9,006,600   $ 9,821,202   $ 9,993,210   $10,234,070   $39,055,082   $21,538,555   $12,178,775

Cost of revenues                      7,287,932     7,805,195     7,996,155     8,291,659    31,350,941    17,568,425     9,923,890
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Gross profit                          1,718,668     2,016,007     2,027,055     1,942,411     7,704,141     3,970,130     2,254,885

Selling, general &
administrative expenses               1,173,782     2,417,573     2,355,452     1,839,468     8,816,627     3,026,908     2,613,938
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Operating income                        544,886       703,157       422,077       355,798     2,129,367       943,222      (359,053)

Other income, net                            --        (6,873)           --        (1,725)        4,014            --            --

Interest expense, net                  (280,802)     (275,950)     (252,076)     (220,886)   (1,045,117)     (749,751)     (515,037)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Income before income tax provision      264,084       420,334       170,001       113,187     1,088,264       193,472      (874,091)

Income tax provision                     (6,500)      (16,000)       (9,050)       (1,950)      (43,000)           --            --

Change in accounting principle               --            --            --            --            --      (119,232)           --
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Net income                          $   257,584   $   404,334   $   160,951   $   111,237   $ 1,045,264   $    74,240   $  (874,091)
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========

Earnings/(loss) per common share:
Basic                               $      0.02   $      0.02   $      0.01   $      0.00   $      0.05   $      0.01   $     (0.12)
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Diluted                             $      0.02   $      0.02   $      0.01   $      0.00   $      0.05   $      0.01   $     (0.12)
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========

Weighted average number of
common shares:
Basic                                13,260,506    13,555,332    14,103,443    14,151,313    13,769,614     8,988,110     7,210,810
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Diluted                              13,902,146    14,497,498    15,907,222    15,869,403    15,129,593     9,134,414     7,210,810
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========